FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2002

Commission file number 1-1097

OKLAHOMA GAS AND ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

                                          Oklahoma                                                                                                                        73-0382390
                          (State or other jurisdiction of                                                                                                       (I.R.S. Employer
                          incorporation or organization)                                                                                                    Identification No.)

321 North Harvey
P. O. Box 321
Oklahoma City, Oklahoma 73101-0321
(Address of principal executive offices)
(Zip Code)

405-553-3000
(Registrant's telephone number, including area code)

Item 5. Other Events

          Oklahoma Gas and Electric Company (“the Company”), through its parent company OGE Energy Corp., announced November 20, 2002, that the Oklahoma Corporation Commission voted unanimously to approve a rate case settlement agreement with the Company, see Exhibit Number 99.01.

          Some of the matters discussed in this Form 8-K may contain forward-looking statements that are subject to certain risks, uncertainties and assumptions. Such forward-looking statements are intended to be identified in this document by the words “anticipate”, “estimate”, “objective”, “possible”, “potential” and similar expressions. Actual results may vary materially. Factors that could cause actual results to differ materially include, but are not limited to: general economic conditions, including their impact on capital expenditures; business conditions in the energy industry; competitive factors including the extent and timing of the entry of additional competition in the markets served by the Company; unusual weather; state and federal legislative and regulatory decisions and initiatives that affect cost and investment recovery, have an impact on rate structures and affect the speed and degree to which competition enters the Company’s markets; and other risk factors listed in the Company’s Form 10-K for the year ended December 31, 2001, and other factors described from time to time in the Company’s reports to the Securities and Exchange Commission.

Item 7. (c) Exhibits

    Exhibit Number                             Description

        99.01                  Press release dated November 20, 2002, announcing
                               Oklahoma Regulators Approve OG&E Rate Case
                               Settlement.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OKLAHOMA GAS & ELECTRIC COMPANY
(Registrant)

           By    /s/ Donald R. Rowlett
              Donald R. Rowlett
  Vice President and Controller

(On behalf of the registrant and in
his capacity as Chief Accounting Officer)

November 21, 2002

Exhibit 99.01

Oklahoma Regulators Approve OG&E Rate Case Settlement

OGE Energy Corp. (NYSE: OGE) announced today that the Oklahoma Corporation Commission voted unanimously to approve a rate case settlement agreement with the company's OG&E Electric Services subsidiary. The Commission is scheduled on Friday, Nov. 22 to sign a rate order containing the provisions of the agreement, which had been recommended for approval by the Administrative Law Judge in the case.

The order, which will be effective with the first billing cycle in January, will require a $25 million annual reduction in OG&E’s Oklahoma electric rates. The order also will call for OG&E to acquire at least 400 megawatts of new generating capacity. The company also will guarantee at least $75 million in additional customer savings over the next three years. Savings will be achieved through improved fuel efficiency and the elimination of some existing purchased-power contracts.

The rate order will contain provisions enabling OG&E to recover capital costs and operation and maintenance expenses associated with the record ice storm that devastated OG&E transmission and distribution systems in northern, central, and northwestern Oklahoma in January. It also will include a variety of customer-choice programs proposed by OG&E that, for example, will allow customers to purchase wind-generated power, and to opt for flat billing, enabling them to pay the same amount for electricity every month, regardless of actual consumption.

“We are pleased to have the settlement agreement approved,” said Steven E. Moore, chairman, president and CEO of OGE Energy. “Certainly, the rate reduction presents us with the operational challenge to deliver the same reliable service, and the financial challenge to deliver the same shareowner value. We intend to meet these challenges in a manner that continues our company’s 100-year record of success.”

OG&E serves more than 700,000 customers in a service territory spanning 30,000 square miles in Oklahoma and western Arkansas. OGE Energy also is the parent company of Enogex Inc., a natural gas pipeline and energy marketing company with principal operations in Oklahoma and Arkansas.